Exhibit 99.1

Enveric Biosciences Relocates Corporate Headquarters to Cambridge, MA

Move aligns with company’s vision to leverage the Greater Boston biotech hub’s scientific and financial ecosystem and advance EB-003 into first-in-human trial in 2026

CAMBRIDGE, Mass., September 2, 2025 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company advancing next-generation neuroplastogenic small molecules to address psychiatric and neurological disorders, today announced the relocation of its corporate headquarters to Cambridge, Massachusetts, 02142.

Enveric believes the move will foster stronger collaborations, facilitate top-tier talent recruitment, and enhance visibility within one of the world’s most vibrant life sciences clusters where world-class scientific expertise, leading biopharma companies, premier academic institutions, and a dynamic investor community converge.

“Relocating our headquarters to Cambridge represents an important step in Enveric’s growth trajectory,” said Joseph Tucker, Ph.D., Director and CEO of Enveric. “The Greater Boston biotech hub offers unparalleled access to scientific innovation, industry leadership, and capital markets. These advantages will be beneficial as we prepare to advance our lead molecule, EB-003, into first-in-human clinical trials and pursue our vision of transforming the treatment landscape for patients living with serious neuropsychiatric conditions.”

EB-003 is designed to deliver the therapeutic benefits of neuroplastogens while minimizing hallucinatory effects. Enveric recently unveiled that its lead development candidate, EB-003, is believed to be the first representative of a novel potential pharmacological class of neuroplastogens, defined by dual engagement of the 5-HT₂A and 5-HT₁B receptors. With encouraging preclinical data supporting its differentiated profile, the company is advancing EB-003 toward an Investigational New Drug (IND) submission, with first-in-human studies anticipated in 2026.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company focused on developing next-generation, small-molecule neuroplastogenic therapeutics that address unmet needs in psychiatric and neurological disorders. By leveraging a differentiated drug discovery platform and a growing library of protected chemical structures, Enveric is advancing a pipeline of novel compounds designed to promote neuroplasticity without hallucinogenic effects. Enveric’s lead candidate, EB-003, is the first known compound designed to selectively engage both 5-HT₂A and 5-HT₁B receptors to deliver fast-acting, durable antidepressant and anxiolytic effects with outpatient convenience.

For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposes,” “budgets,” “explores,” “schedules,” “seeks,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, should, would, or might occur or be achieved. Forward-looking statements may include statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: finalize and submit its IND filing to the U.S. Food and Drug Administration; carry out successful clinical programs; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its research and development pipeline assets; continue as a going concern; and manage its future growth effectively.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investor Relations

Tiberend Strategic Advisors, Inc.

David Irish

(231) 632-0002

dirish@tiberend.com

Media Relations

Tiberend Strategic Advisors, Inc.

Casey McDonald

(646) 577-8520

cmcdonald@tiberend.com